                                                                       EXHIBIT 4

STATEMENT SHOWING THE AMOUNT OF THE SINGLE INSURED BOND THAT EACH REGISTRANT WOULD HAVE PROVIDED AND MAINTAINED HAD IT NOT BEEN NAMED AS AN INSURED UNDER A JOINT INSURED BOND

                                             AMOUNT OF THE SINGLE INSURED BOND THAT
                                               REGISTRANT WOULD HAVE PROVIDED AND
                                             MAINTAINED HAD IT NOT BEEN NAMED AS AN
                REGISTRANTS                    INSURED UNDER A JOINT INSURED BOND
                -----------                  --------------------------------------
Columbia Funds Series Trust I                              $2,500,000
Columbia Funds Variable Insurance Trust                    $1,500,000
Columbia Funds Institutional Trust                         $1,000,000
Colonial High Income Municipal Trust                       $  600,000
Colonial InterMarket Income Trust I                        $  450,000
Colonial Intermediate High Income Fund                     $  400,000
Colonial Investment Grade Municipal Trust                  $  525,000
Colonial Municipal Income Trust                            $  600,000
Colonial Insured Municipal Fund                            $  400,000
Colonial California Insured Municipal Fund                 $  350,000